Exhibit 10.1

AMENDMENT NO. 1 TO
CREDIT AND GUARANTY AGREEMENT AND
PLEDGE AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AND GUARANTY AGREEMENT AND PLEDGE AND SECURITY AGREEMENT, dated as of September 18, 2018 (this “Amendment”), is among LENDINGCLUB CORPORATION, as Borrower (the “Borrower”), the Lenders party hereto, the Guarantors party hereto and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”).
Pursuant to the Credit and Guaranty Agreement, dated as of December 17, 2015 (as amended, modified or supplemented, the “Credit Agreement”), among the Borrower, the Guarantors party thereto, the Lenders party thereto, the Administrative Agent, the Collateral Agent, Goldman Sachs Bank USA, as syndication agent, and Credit Suisse AG and Silicon Valley Bank, as documentation agents, the Lenders agreed to extend credit to the Borrower on the terms and conditions set forth therein and pursuant to the Pledge and Security Agreement, dated as of December 17, 2015 (as amended, modified or supplemented, the “Security Agreement”), among the Borrower, the other Grantors party thereto and the Collateral Agent, the Borrower and the other Grantors pledged to the Collateral Agent, for its benefit and for the benefit of the Secured Parties (as defined therein), a security interest in certain assets of the Grantors as provided therein. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.
The Borrower has previously provided notice to the Administrative Agent that LC Advisors, LLC, a Guarantor under the Credit Agreement and a Grantor under the Security Agreement, changed its legal name to LendingClub Asset Management, LLC and all references in the Loan Documents to LC Advisors, LLC have been replaced with LendingClub Asset Management, LLC.
The Borrower has requested that the Lenders amend certain provisions of the Credit Agreement and that the Collateral Agent and the Lenders amend certain provisions of the Security Agreement and the Collateral Agent and the Lenders party hereto are willing to do so on the terms and conditions hereof.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.    Amendments to the Credit Agreement. As of the Amendment Effective Date (as defined in Section 5 hereof), the Credit Agreement is amended as follows:
(i)    The following definitions are hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order.
“Permitted Specified Financing Transaction” means any loan, repurchase agreement or other financing transaction pursuant to which any Obligor or Restricted Subsidiary pledges or sells its Specified Securities or Specified

Securities Assets as collateral securing such Obligor’s or Restricted Subsidiary’s, as applicable, obligations under such loan, repurchase agreement or other financing transaction. Notwithstanding anything to the contrary contained herein, (a) each “Permitted Specified Financing Transaction” shall constitute “Indebtedness” and “Consolidated Total Debt” for purposes of the Loan Documents and (b) the purchase price under any Permitted Specified Financing Transaction that is a repurchase agreement shall constitute the “original principal amount” thereof for purposes of the Loan Documents.
“Specified Securities” means, with respect to any Obligor or Restricted Subsidiary, asset-backed notes and equity interests, including any equity interests represented by trust certificates, to the extent such asset-backed notes and equity interests, at the time of the issuance of such asset-backed notes and equity interests, represented such Obligor’s or Restricted Subsidiary’s or any other Obligor’s or Restricted Subsidiary’s required risk retention pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act in connection with securitization transactions permitted hereunder and sponsored by such Obligor or Restricted Subsidiary or any other Obligor or Restricted Subsidiary.
“Specified Securities Assets” means all instruments, agreements, books and records, reports and data with respect to the Specified Securities, including documents prepared, executed or filed in connection with, evidencing or governing the Specified Securities, all rights of any Obligor or Restricted Subsidiary with respect to the Specified Securities, all income on the Specified Securities and proceeds of the Specified Securities and any other asset related to the Specified Securities to the extent customarily sold or pledged together with the Specified Securities in securitization transactions, repurchase agreements or other financing transactions secured by asset-backed notes and equity interests and related assets.
(ii)    Section 6.01 of the Credit Agreement shall be amended by (1) deleting the text “and” at the end of clause (l) thereof, (2) replacing the period at the end of clause (m) thereof with the text “; and”, and (3) adding the following new clause (n) immediately after the clause (m) thereof:
(n)    Indebtedness of any Obligor or any Restricted Subsidiary under any Permitted Specified Financing Transaction.
(iii)     Section 6.02 of the Credit Agreement shall be amended by (1) deleting the text “and” at the end of the clause (r) thereof, (2) replacing the period at the end of clause (s) thereof with the text “; and”, and (3) adding the following new clause (t) immediately after the clause (s) thereof:
(t)     Liens on the Specified Securities and the Specified Securities Assets securing any Obligor’s or Restricted Subsidiary’s obligations under any Permitted Specified Financing Transaction.

(iv)    Section 6.03(b) of the Credit Agreement shall be amended by (1) deleting the text “and” at the end of clause (ii) thereof, (2) replacing the period at the end of the clause (iii) thereof with the text “, and”, and (3) adding the following new clause (iv) immediately after clause (iii) thereof:
(iv)     sale, exchange, transfer or other disposition of the Specified Securities and the Specified Securities Assets in connection with any Permitted Specified Financing Transaction.
(v)    Section 6.05 of the Credit Agreement shall be amended by (1) deleting the text “and” at the end of clause (viii) thereof, (2) replacing the period at the end of clause (ix) thereof with the text “, and”, and (3) adding the following new clause (x) immediately after clause (ix) thereof:
(x)     the foregoing shall not apply to restrictions or conditions set forth in any agreement governing any Permitted Specified Financing Transaction.
(vi)    Section 6.07 of the Credit Agreement shall be amended by (1) deleting the text “and” at the end of clause (q) thereof, (2) replacing the period at the end of clause (r) thereof with the text “; and”, and (3) adding the following new clause (s) immediately after the clause (r) thereof:
(s)     Investments in Specified Securities.
SECTION 2.    Amendments to the Security Agreement. As of the Amendment Effective Date, the Security Agreement is amended as follows:
(i)     The definition of “Excluded Assets” in Section 1.3 of the Security Agreement is hereby amended by (1) replacing the text “and” at the end of clause (p) thereof with a comma (“,”), (2) deleting the period at the end of clause (q) thereof and adding the text “and” at the end of clause (q) thereof and (3) adding the following new clause (r) immediately after clause (q) thereof:
(r) the Specified Securities and the Specified Securities Assets securing any Obligor’s or Restricted Subsidiary’s obligations under any Permitted Specified Financing Transaction.
SECTION 3.    Acknowledgement, Agreement and Consent of the Obligors.
(i)    Each Obligor confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Obligor under the Loan Documents to which such Obligor is a party shall not be impaired and the Loan Documents to which such Obligor is a party is, and shall continue to be, in full force and effect, as amended by this Amendment, and is hereby confirmed and ratified in all respects.
(ii)    Each Guarantor hereby acknowledges and agrees that the Guaranteed Obligations will include all Guaranteed Obligations, as amended by this Amendment.

SECTION 4.    Representations and Warranties. In order to induce the Lenders and the Administrative Agent to enter into this Amendment, the Obligors hereby represent and warrant to the Administrative Agent, the Collateral Agent and each Lender, as of the date hereof, as follows:
(i)    this Amendment has been duly authorized, executed and delivered by each Obligor and constitutes a legal, valid and binding obligation of each such Obligor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(ii)    the execution, delivery and performance by the Obligors of this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (1) such as have been obtained or made and are in full force and effect and (2) those approvals, consents, registrations, filings or other actions, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect, (b) except as would not reasonably be expected to have a Material Adverse Effect, will not violate any applicable law or regulation or any order of any Governmental Authority, (c) will not violate any charter, by-laws or other organizational document of the Borrower or any of its Subsidiaries, (d) except as would not reasonably be expected to have a Material Adverse Effect, will not violate or result in a default under any indenture, agreement or other instrument (other than the agreements and instruments referred to in clause (c)) binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (other than Liens created pursuant to the Collateral Documents);
(iii)    each of the representations and warranties contained in Article 3 of the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the Amendment Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date (provided that representations and warranties that are qualified by materiality or “Material Adverse Effect” shall be true and correct in all respects); and
(iv)    no Default or Event of Default exists or shall result from the execution of this Amendment or immediately after giving effect to this Amendment.
SECTION 5.    Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions precedent (the “Amendment Effective Date”):
(i)    The Obligors, the Administrative Agent, the Collateral Agent and the Required Lenders shall have indicated their consent to this Amendment by the execution and delivery of their respective signature pages hereto to the Administrative Agent.

(ii)    (x) no Default or Event of Default shall exist on the Amendment Effective Date or shall result from the execution of this Amendment or immediately after giving effect to this Amendment and (y) all representations and warranties contained in this Amendment and the other Loan Documents shall be true and correct in all material respects on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (provided that representations and warranties that are qualified by materiality or “Material Adverse Effect” shall be true and correct in all respects).
(iii)    The Administrative Agent shall have received all expenses required to be reimbursed by the Borrower pursuant to Section 10.03 of the Credit Agreement for which invoices have been presented at least one Business Day prior to the Amendment Effective Date.
SECTION 6.    Miscellaneous.
(i)    Reference to and Effect on the Loan Documents.
(a)On and after the Amendment Effective Date, each reference in any Loan Document to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment and each reference in any Loan Document to the Security Agreement shall mean and be a reference to the Security Agreement as amended by this Amendment.
(b)Except as specifically amended by this Amendment, each of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(c)The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or any Lender under the Credit Agreement or any of the other Loan Documents.
(d)This Amendment shall constitute a Loan Document.
(ii)    Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
(iii)    Counterparts; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

(iv)    No Novation. This Amendment shall not constitute a novation of the Credit Agreement, the Security Agreement or any other Loan Document.
(v)    Reaffirmation. Each Obligor that has granted liens on or security interests in any of its property pursuant to any Loan Document as security for the Secured Obligations ratifies and reaffirms such grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Secured Obligations as amended hereby.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
LENDINGCLUB CORPORATION

By: /s/ Thomas Casey
Name: Thomas Casey
Title: Chief Financial Officer

LENDINGCLUB ASSET MANAGEMENT, LLC

By: /s/ Vivek Krishnappa
Name: Vivek Krishnappa
Title: President

SPRINGSTONE FINANCIAL, LLC

By: /s/ Joe Schenone
Name: Joe Schenone
Title: Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Collateral Agent and Lender
By: /s/ Lisa Hanson
Name: Lisa Hanson
Title: Authorized Signatory

GOLDMAN SACHS BANK USA, as Lender
By: /s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

Silicon Valley Bank, as Lender
By: /s/ Charles Thor
Name: Charles Thor
Title: Director